Exhibit 99.1

GlobalSCAPE, Inc. Reports First Quarter 2017 Financial Results
SAN ANTONIO – April 27, 2017 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, reported financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Results

•
Revenue for the first quarter of 2017 increased 13 percent to $8.3 million from $7.4 million in the first quarter of 2016. The increase was driven by a 16 percent increase in revenue from EFT platform products that accounted for more than 90 percent of total revenue.

•	Gross profit for the first quarter of 2017 was $6.8 million (82 percent of total revenue) compared to $5.9 million (80 percent of total revenue) in the first quarter of 2016.
•
Net income totaled $751,000 or $0.03 per diluted share, an improvement from $392,000 or $0.02 per diluted share in the first quarter of 2016. The first quarter of 2017 marked the company’s 18th consecutive quarter of profitability.

•
Adjusted EBITDA increased 69 percent to $1.4 million for the first quarter of 2017 from $826,000 in the first quarter of 2016. Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered as a substitute for net income presented on our consolidated statement of operations and comprehensive income or for net cash provided by operating activities presented on our condensed consolidated statement of cash flows.

•
As of March 31, 2017, the Company had cash, cash equivalents and short-term investments of $13.2 million and long-term investments of $12.8 million. Total cash resources were $26.0 million as of March 31, 2017. Total cash resources is not a measure of financial position under GAAP and should not be considered a substitute for cash and cash equivalents, short-term investments and long-term investments as presented on our condensed consolidated balance sheet.

First Quarter 2017 Technology and Operational Highlights
•	Released the Unified Communications Backup Appliance, combining Hewlett Packard Enterprise and Globalscape technology, aimed at better management of corporate data flow
•	Achieved a second Cisco Compatibility Certification with the Cisco Solution Partner Program
•
Received three 2017 Global Excellence Awards from Info Security Products Guide for distinguished achievements in product innovation, including Gold for both Innovation in Compliance and Cloud/SaaS Solutions as well as the Bronze for BYOD Security

•	Named a Best Company to Work for in Texas for seventh consecutive year by Best Companies Group, Texas Monthly, the Texas Association of Business (TAB), and Texas SHRM

Management Commentary from Matt Goulet, President and CEO of Globalscape
“Q1 was yet another strong quarter for Globalscape both financially and operationally. Despite the expected seasonality during this period, revenue increased 13 percent to $8.3 million, which is the highest Q1 revenue ever achieved in our company history. Supplementing this record achievement was the encouraging growth seen across all of our major revenue streams when compared to the same time period in 2016. Most notably, revenue from our EFT platform grew 16 percent compared to the first quarter of 2016. To add to our strong topline growth, we achieved our 18th consecutive quarter of profitability, with earnings per share of $0.03, which was up 50 percent year-over-year for the quarter.

“Operationally, the start of 2017 validated the vision of our new roadmap, which is centered on accelerating our organic growth through our EFT platform, expanding our strategic partnerships, and developing and acquiring technologies that broaden our EFT capabilities and facilitate our expansion into adjacent and complementary markets. In terms of accelerating our organic growth, our demand generation activities have led to a 150 percent year-over-year increase in leads delivered to our salesforce this quarter. Expanding our strategic partnerships is a key area for enhancing and strengthening Globalscape’s existing ecosystem. At the end of the first quarter, we achieved our second Cisco Compatibility Certification with the Cisco Solution Partner Program. We also announced the availability of a Unified Communications Backup Appliance, which is focused on the management of corporate data flow. This appliance deploys our award-winning EFT SMB platform on a HPE ProLiant Server. Finally, with respect to our third key growth initiative, we made considerable progress on several data integration, cloud and data analytics offerings we currently have in the pipeline.

“Altogether, the encouraging financial results and operational progress achieved this quarter indicate that we’re on the right track to expand our leadership position in the managed file transfer market and become one of the preeminent leaders in solving the data-related challenges of today and the future.”

Conference Call
Globalscape management will hold a conference call today (April 27, 2017) at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) to discuss these results. Globalscape President and CEO Matt Goulet and CFO Jim Albrecht will host the conference call, followed by a question and answer period.

Date: Thursday, April 27, 2017
Time: 4:30 p.m. Eastern Time (3:30 p.m. Central Time)
U.S. Dial-In Number: 1-888-208-1814
International Number: 1-719-457-2080
Conference ID: 2907005

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of the Company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern Time on the same day through May 27, 2017.

Toll-Free Replay Number: 1-844-512-2921
International Replay Number: 1-412-317-6671
Replay ID: 2907005

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.
Use of Non-GAAP Measures
The Company uses Adjusted EBITDA (Earnings Before Interest, Taxes, Total Other Income/Expense, Depreciation, Amortization, other than amortization of capitalized software development costs, and Share-Based Compensation Expense) to provide it with a view of cash flow from operations that is supplemental and secondary to its primary assessment of cash flow from operating activities as presented in its condensed consolidated statement of cash flows. The Company uses EBITDA to assess cash flow from our operations prior to considering the cost of financing its business and the effects of income taxes.
Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered as a substitute for net income presented on our condensed consolidated statement of operations and comprehensive income or for cash flow from operating activities presented on our condensed consolidated statement of cash flows. Adjusted EBITDA has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA should not be considered in isolation or without a simultaneous reading and consideration of our financial statements prepared in accordance with GAAP.

PRESS CONTACT
Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

INVESTOR RELATIONS CONTACT
Matt Glover or Najim Mostamand
Phone Number: (210) 801-8489
Email: ir@globalscape.com

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GlobalSCAPE, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share amounts)

	March 31,	December 31,
	2017	2016
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$10,400	$8,895
Short term investments	2,759	2,754
Accounts receivable, net	5,499	6,964
Federal income tax receivable	-	169
Prepaid and other expenses	492	521
Total current assets	19,150	19,303

Property and equipment, net	577	456
Long term investments	12,837	12,779
Capitalized software development costs, net	3,731	3,743
Goodwill	12,712	12,712
Deferred tax asset, net	1,190	942
Other assets	64	245
Total assets	$50,261	$50,180

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$657	$876
Accrued expenses	1,928	1,836
Income Tax Payable	474	-
Deferred revenue	12,704	13,655
Total current liabilities	15,763	16,367

Deferred revenue, non-current portion	3,618	3,790
Other long term liabilities	163	147

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 21,970,412 and 21,920,912 shares issued at March 31, 2017, and December 31, 2016, respectively	22	22
Additional paid-in capital	22,064	21,650
Treasury stock, 403,581 shares, at cost, at March 31, 2017 and December 31, 2016	(1,452)	(1,452)
Retained earnings	10,083	9,656
Total stockholders’ equity	30,717	29,876
Total liabilities and stockholders’ equity	$50,261	$50,180

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2017	2016

Operating Revenues:
Software licenses	$2,464	$2,299
Maintenance and support	5,121	4,446
Professional services	733	642
Total Revenues	8,318	7,387
Cost of revenues
Software licenses	736	630
Maintenance and support	412	394
Professional services	377	422
Total cost of revenues	1,525	1,446
Gross profit	6,793	5,941
Operating expenses
Sales and marketing	3,330	3,048
General and administrative	1,721	1,733
Research and development	739	627
Total operating expenses	5,790	5,408
Income from operations	1,003	533
Other income	70	33
Income before income taxes	1,073	566
Income tax expense	322	174
Net income	$751	$392
Comprehensive income	$751	$392

Net income per common share -
Basic	$0.03	$0.02
Diluted	$0.03	$0.02

Weighted average shares outstanding:
Basic	21,544	21,033
Diluted	22,023	21,652

Cash dividends declared per share	$0.015	$0.015

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2017	2016
Operating Activities:
Net income	$751	$392
Items not involving cash at the time they are recorded in the statement of operations:
Provision for sales returns and doubtful accounts receivable	11	43
Depreciation and amortization	541	501
Share-based compensation	324	222
Deferred taxes	(248)	(19)
Excess tax benefit from share-based compensation	-	(3)
Subtotal before changes in operating assets and liabilities	1,379	1,136
Changes in operating assets and liabilities:
Accounts receivable	1,454	916
Prepaid expenses	29	34
Deferred revenue	(1,123)	(416)
Accounts payable	(219)	(925)
Accrued expenses	92	303
Other assets	181	22
Accrued interest receivable	(63)	(16)
Other long-term liabilities	16	3
Income tax receivable and payable	643	150
Net cash provided by operating activities	2,389	1,207
Investing Activities:
Software development costs capitalized	(462)	(488)
Purchase of property and equipment	(188)	(90)
Net cash (used in) investing activities	(650)	(578)
Financing Activities:
Proceeds from exercise of stock options	90	122
Excess tax benefit from share-based compensation	-	3
Dividends paid	(324)	(315)
Net cash (used in) financing activities	(234)	(190)

Net increase in cash	1,505	439
Cash at beginning of period	8,895	15,885
Cash at end of period	$10,400	$16,324

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$15	$22

GlobalSCAPE, Inc.
Adjusted EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2017	2016
Net Income	$751	$392
Add (subtract) items to determine adjusted EBITDA:
Income tax expense	322	174
Interest (income) expense, net	(70)	(33)
Depreciation and amortization:
Total depreciation and amortization	541	501
Amortization of capitalized software development costs	(474)	(430)
Stock-based compensation expense	324	222
Adjusted EBITDA	$1,394	$826